NEWS	Exhibit 99.1

Mark Graff
SVP, Financial Planning and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2021 Q4 Financial Results with Strong Operating Margin Expansion
Q4 Diluted EPS of $0.59 and Adjusted Diluted EPS of $0.60
Q4 Comparable Restaurant Sales Growth of 20.7% at Outback Steakhouse and 27.9% Combined U.S.
Reinstates Quarterly Dividend and Authorizes New $125 Million Share Repurchase Program
Provides Full Year 2022 Financial Outlook

TAMPA, Fla., February 18, 2022 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2021 (“Q4 2021”) and fiscal year ended December 26, 2021 (“Fiscal Year 2021”) compared to the fourth quarter 2020 (“Q4 2020”) and fiscal year ended December 27, 2020 (“Fiscal Year 2020”).

CEO Comments
“Q4 was another quarter of strong results with significant sales, margin and earnings growth,” said David Deno, Chief Executive Officer. “Over the past year we executed against our strategy resulting in sustained gains in off-premises, higher digital engagement, and improved operational efficiencies in the restaurants. As we move into 2022 we are well positioned to deliver on our long-term goals of growing sales and maximizing total shareholder return.”

Diluted EPS and Adjusted Diluted EPS
The following tables reconcile Diluted earnings (loss) per share attributable to common stockholders to Adjusted diluted earnings (loss) per share for the periods indicated:

	Q4
	2021	2020	CHANGE	Q4 2019 (1)
Diluted earnings (loss) per share attributable to common stockholders	$0.59	$(0.16)	$0.75	$0.32
Adjustments (2)	0.01	0.18	(0.17)	—
Adjusted diluted earnings per share (2)	$0.60	$0.02	$0.58	$0.32

	FISCAL YEAR			FISCAL YEAR
	2021	2020	CHANGE	2019 (1)
Diluted earnings (loss) per share attributable to common stockholders	$2.00	$(1.85)	$3.85	$1.45
Adjustments (2)(3)	0.70	1.16	(0.46)	0.09
Adjusted diluted earnings (loss) per share (2)(3)	$2.70	$(0.69)	$3.39	$1.54

___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.
(3)Includes a $61.9 million payment made to the founders of our Carrabba’s Italian Grill concept during 2021 in connection with an agreement to terminate future royalty payments.

Fourth Quarter Financial Results

(dollars in millions)	Q4 2021	Q4 2020	CHANGE	Q4 2019 (1)
Total revenues	$1,047.1	$812.5	28.9%	$1,022.2

Restaurant-level operating margin	16.5%	11.8%	4.7%	14.4%
Adjusted restaurant-level operating margin (2)	16.5%	12.4%	4.1%	13.9%

Operating income (loss) margin	7.5%	(0.9)%	8.4%	4.2%
Adjusted operating income margin (2)	7.8%	1.3%	6.5%	4.2%
___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales from recovery of in-restaurant dining from the significantly reduced levels in 2020 after the onset of the pandemic and strong retention of off-premises sales, (ii) higher franchise revenues and (iii) the net impact of restaurant openings and closures.

•Restaurant-level operating margin increased primarily due to higher comparable restaurant sales from in-restaurant dining and strong retention of off-premises sales, and higher franchise revenues. These increases were partially offset by higher labor costs and commodity inflation and higher utilities, operating and rent expense.

•Operating income margin increased due to an increase in restaurant-level operating margin as described above and 2020 asset impairment charges related to the COVID-19 pandemic. Adjusted operating income excludes the impact of charges related to the COVID-19 pandemic.

Fourth Quarter Comparable Restaurant Sales
Fourth quarter U.S. comparable restaurant sales results increased 27.9% versus 2020 and 5.3% on a two-year basis given strong retention of off-premises sales. During the quarter we chose not to replicate the significant promotional activity from 2019 at Outback Steakhouse given the evolving consumer environment. As expected, we saw a significant increase in Outback Steakhouse comparable restaurant sales once we lapped this activity in mid-November.

The following table includes Company-owned comparable restaurant sales for the fourth quarter ended December 26, 2021 relative to 2019 and 2020:

	THIRTEEN WEEKS ENDED
	DECEMBER 26, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020
U.S.
Outback Steakhouse	2.5%	20.7%
Carrabba’s Italian Grill	10.3%	24.4%
Bonefish Grill	1.3%	39.0%
Fleming’s Prime Steakhouse & Wine Bar	20.3%	71.1%
Combined U.S.	5.3%	27.9%
International
Outback Steakhouse - Brazil (2)	8.5%	26.5%
_________________
(1)Represents comparable restaurant sales increases relative to 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Outback Steakhouse Brazil results are presented on a calendar basis and reported on a one-month lag through November 30, 2021. Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

Reinstated Quarterly Dividend and Share Repurchase Authorization
On February 8, 2022, our Board of Directors reinstated a quarterly dividend and declared a quarterly cash dividend of $0.14 per share to be paid on March 16, 2022 to all stockholders of record as of the close of business on March 2, 2022.
On February 8, 2022, our Board of Directors approved a $125 million share repurchase program. This authorization will expire on August 9, 2023.

Fiscal 2022 Financial Outlook
The tables below present our expectations for selected 2022 financial reporting and operating results. Our outlook assumes no additional significant business interruptions related to COVID-19:

Financial Results:	2022 Guidance
Total revenues	$4.30B to $4.35B

EBITDA (1)	$495M to $515M

GAAP diluted earnings per share (2)	$2.13 to $2.22

Adjusted diluted earnings per share (3)	$2.35 to $2.45

Effective income tax rate	16% to 17%

Other Selected Financial Data:	2022 Guidance
Commodity inflation	11% to 13%

Labor inflation	High single digits

Capital expenditures	$225M - $240M

Number of new system-wide restaurants	Approx. 30
_________________
(1)See EBITDA outlook reconciliation later in this release.
(2)For GAAP purposes assumes weighted-average diluted shares of approximately 106 million.
(3)Assumes weighted-average adjusted diluted shares of approximately 96 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Q1 2022 Financial Outlook
The table below presents our expectations for selected fiscal Q1 2022 operating results. Our outlook assumes no additional business interruptions related to COVID-19:

Selected Financial Data:	Q1 2022 Outlook
Total revenues	$1.10B to $1.135B

GAAP diluted earnings per share (1)	$0.64 to $0.69

Adjusted diluted earnings per share (2)	$0.70 to $0.75
_________________
(1)For GAAP purposes assumes weighted-average diluted shares of approximately 104 million.
(2)Assumes weighted-average adjusted diluted shares of approximately 95 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, February 18, 2022 at 8:15 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income (loss) from operations and the corresponding margin, (iii) Adjusted net income (loss), (iv) Adjusted diluted earnings (loss) per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income (loss) from operations and the corresponding margin and (vii) Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables five, six, seven, ten and eleven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 full-service restaurants and off-premises only kitchens in 47 states, Guam and 17 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2022 Financial Outlook” and “Q1 2022 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; price and availability of commodities; competition; local, regional, national and international economic conditions; our ability to preserve the value of and grow our brands; interruption or breach of our systems or loss of consumer or employee information; our dependence on a limited number of suppliers and distributors; legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; government actions and policies; the effects of changes in tax laws; changes in patterns of consumer traffic, consumer tastes and dietary habits; challenges associated with our remodeling, relocation and expansion plans; consumer confidence and spending patterns; political, social and the seasonality of the Company’s business; weather, acts of God and other disasters; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	THIRTEEN WEEKS ENDED		FISCAL YEAR
(in thousands, except per share data)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$1,029,697	$805,651	$4,061,093	$3,144,636
Franchise and other revenues	17,386	6,854	61,292	25,925
Total revenues	1,047,083	812,505	4,122,385	3,170,561
Costs and expenses
Food and beverage costs	321,417	251,704	1,229,689	982,702
Labor and other related	294,740	243,628	1,154,623	1,005,295
Other restaurant operating	243,840	214,864	1,006,371	846,566
Depreciation and amortization	40,799	42,792	163,391	180,261
General and administrative	63,026	56,624	245,616	254,356
Provision for impaired assets and restaurant closings	4,775	10,131	13,737	76,354
Total costs and expenses	968,597	819,743	3,813,427	3,345,534
Income (loss) from operations	78,486	(7,238)	308,958	(174,973)
Loss on extinguishment and modification of debt	—	—	(2,073)	(237)
Other income, net	—	342	26	131
Interest expense, net	(13,751)	(17,795)	(57,614)	(64,442)
Income (loss) before provision (benefit) for income taxes	64,735	(24,691)	249,297	(239,521)
Provision (benefit) for income taxes	1,557	(10,516)	26,384	(80,726)
Net income (loss)	63,178	(14,175)	222,913	(158,795)
Less: net income (loss) attributable to noncontrolling interests	2,479	36	7,358	(80)
Net income (loss) attributable to Bloomin’ Brands	60,699	(14,211)	215,555	(158,715)
Redemption of preferred stock in excess of carrying value	—	—	—	(3,496)
Net income (loss) attributable to common stockholders	60,699	(14,211)	215,555	(162,211)
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	345	—
Diluted net income (loss) attributable to common stockholders	$60,699	$(14,211)	$215,900	$(162,211)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.68	$(0.16)	$2.42	$(1.85)
Diluted	$0.59	$(0.16)	$2.00	$(1.85)

Weighted average common shares outstanding:
Basic	89,251	87,689	88,981	87,468
Diluted	102,985	87,689	107,803	87,468

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR
U.S. Segment	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Revenues
Restaurant sales	$925,706	$728,485	$3,714,848	$2,869,547
Franchise and other revenues	13,566	3,742	45,133	15,995
Total revenues	$939,272	$732,227	$3,759,981	$2,885,542
Restaurant-level operating margin	16.9%	11.1%	17.1%	9.8%
Income (loss) from operations	$109,561	$20,338	$443,887	$(1,630)
Operating income (loss) margin	11.7%	2.8%	11.8%	(0.1)%
International Segment
Revenues
Restaurant sales	$103,991	$77,166	$346,245	$275,089
Franchise and other revenues (1)	3,820	3,112	16,159	9,930
Total revenues	$107,811	$80,278	$362,404	$285,019
Restaurant-level operating margin	17.2%	14.9%	12.7%	8.3%
Income (loss) from operations	$9,238	$4,730	$16,657	$(13,479)
Operating income (loss) margin	8.6%	5.9%	4.6%	(4.7)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income (Loss) from Operations
Segment income (loss) from operations
U.S.	$109,561	$20,338	$443,887	$(1,630)
International	9,238	4,730	16,657	(13,479)
Total segment income (loss) from operations	118,799	25,068	460,544	(15,109)
Unallocated corporate operating expense (2)	(40,313)	(32,306)	(151,586)	(159,864)
Total income (loss) from operations	$78,486	$(7,238)	$308,958	$(174,973)
____________________
(1)Fiscal year 2021 includes a $3.1 million benefit from the recognition of recoverable Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes, including accrued interest within other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base.
(2)The thirteen weeks and fiscal year ended December 27, 2020 include $3.6 million and $32.4 million, respectively, of charges that were not allocated to our segments related to our transformational initiatives.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	DECEMBER 26, 2021	DECEMBER 27, 2020
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$87,585	$109,980
Net working capital (deficit) (1)	$(631,833)	$(626,250)
Total assets	$3,294,271	$3,362,107
Total debt, net	$793,065	$1,036,480
Total stockholders’ equity	$222,850	$10,957
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Income (loss) from operations	$78,486	$(7,238)	$308,958	$(174,973)
Operating income (loss) margin	7.5%	(0.9)%	7.5%	(5.5)%
Less:
Franchise and other revenues	17,386	6,854	61,292	25,925
Plus:
Depreciation and amortization	40,799	42,792	163,391	180,261
General and administrative	63,026	56,624	245,616	254,356
Provision for impaired assets and restaurant closings	4,775	10,131	13,737	76,354
Restaurant-level operating income	$169,700	$95,455	$670,410	$310,073
Restaurant-level operating margin	16.5%	11.8%	16.5%	9.9%

U.S.	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Income (loss) from operations	$109,561	$20,338	$443,887	$(1,630)
Operating income (loss) margin	11.7%	2.8%	11.8%	(0.1)%
Less:
Franchise and other revenues	13,566	3,742	45,133	15,995
Plus:
Depreciation and amortization	33,599	34,293	134,244	144,298
General and administrative	23,271	19,581	89,314	88,536
Provision for impaired assets and restaurant closings	3,690	10,098	12,368	66,487
Restaurant-level operating income	$156,555	$80,568	$634,680	$281,696
Restaurant-level operating margin	16.9%	11.1%	17.1%	9.8%

International	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Income (loss) from operations	$9,238	$4,730	$16,657	$(13,479)
Operating income (loss) margin	8.6%	5.9%	4.6%	(4.7)%
Less:
Franchise and other revenues	3,820	3,112	16,159	9,930
Plus:
Depreciation and amortization	5,522	5,408	22,650	23,722
General and administrative	5,898	4,503	19,679	18,916
Provision for impaired assets and restaurant closings	1,073	—	1,100	3,640
Restaurant-level operating income	$17,911	$11,529	$43,927	$22,869
Restaurant-level operating margin	17.2%	14.9%	12.7%	8.3%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	DECEMBER 26, 2021		DECEMBER 27, 2020
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	31.2%	31.2%	31.2%	30.8%	(0.4)%
Labor and other related	28.6%	28.6%	30.2%	30.2%	1.6%
Other restaurant operating	23.7%	23.7%	26.7%	26.6%	2.9%

Restaurant-level operating margin (2)	16.5%	16.5%	11.8%	12.4%	4.1%

Segments - Restaurant-level operating margin:
U.S. (2)	16.9%	16.9%	11.1%	11.7%	5.2%
International (2)	17.2%	17.2%	14.9%	14.9%	2.3%

	FISCAL YEAR				FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	2021		2020
Consolidated:	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	30.3%	30.3%	31.3%	30.9%	0.6%
Labor and other related	28.4%	28.4%	32.0%	32.0%	3.6%
Other restaurant operating	24.8%	23.2%	26.9%	26.9%	3.7%

Restaurant-level operating margin (2)	16.5%	18.1%	9.9%	10.2%	7.9%

Segments - Restaurant-level operating margin:
U.S. (2)	17.1%	18.8%	9.8%	10.2%	8.6%
International (2)	12.7%	13.5%	8.3%	9.0%	4.5%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of (favorable) unfavorable restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release for the periods indicated:

	THIRTEEN WEEKS ENDED	FISCAL YEAR
(dollars in millions)	DECEMBER 27, 2020	2021	2020
Royalty termination expense	$—	$(61.9)	$—
Legal and other matters (i)	—	(2.7)	—
COVID-19 related costs (ii)	(4.5)	—	(14.3)
Asset impairments and closing costs	—	—	2.7
	$(4.5)	$(64.6)	$(11.6)
_________________
(i)Adjustment recorded within the international segment.
(ii)Includes $3.7 million and $11.0 million of adjustments recorded in Food and beverage costs during the thirteen weeks and fiscal year ended December 27, 2020, respectively, including $2.0 million of adjustments recorded in the international segment during fiscal year ended December 27, 2020. All other adjustments were recorded within the U.S. segment.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR
(in thousands, except per share data)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Income (loss) from operations	$78,486	$(7,238)	$308,958	$(174,973)
Operating income (loss) margin	7.5%	(0.9)%	7.5%	(5.5)%
Adjustments:
Severance and other transformational costs (1)	2,764	3,557	2,764	32,404
Royalty termination expense (2)	—	—	61,880	—
Legal and other matters (3)	—	—	(372)	178
COVID-19-related costs (4)	—	14,593	—	93,811
Asset impairments and closure costs (5)	—	—	—	(2,205)
Total income (loss) from operations adjustments	2,764	18,150	64,272	124,188
Adjusted income (loss) from operations	$81,250	$10,912	$373,230	$(50,785)
Adjusted operating income (loss) margin	7.8%	1.3%	9.1%	(1.6)%

Diluted net income (loss) attributable to common stockholders	$60,699	$(14,211)	$215,900	$(162,211)
Convertible senior notes if-converted method interest adjustment, net of tax (6)	—	—	345	—
Net income (loss) attributable to common stockholders	60,699	(14,211)	215,555	(162,211)
Adjustments:
Income (loss) from operations adjustments	2,764	18,150	64,272	124,188
Loss on extinguishment and modification of debt	—	—	2,073	—
Amortization of debt discount (7)	—	2,489	—	6,275
Total adjustments, before income taxes	2,764	20,639	66,345	130,463
Adjustment to provision for income taxes (8)	(6,587)	(4,497)	(21,222)	(32,526)
Redemption of preferred stock in excess of carrying value (9)	—	—	—	3,496
Net adjustments	(3,823)	16,142	45,123	101,433
Adjusted net income (loss)	$56,876	$1,931	$260,678	$(60,778)

Diluted earnings (loss) per share attributable to common stockholders (10)	$0.59	$(0.16)	$2.00	$(1.85)
Adjusted diluted earnings (loss) per share (10)(11)	$0.60	$0.02	$2.70	$(0.69)

Diluted weighted average common shares outstanding (10)	102,985	88,393	107,803	87,468
Adjusted diluted weighted average common shares outstanding (11)	94,375	88,393	96,426	87,468
_________________
(1)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(2)Payment made to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(3)For 2021, includes: (i) a $3.1 million benefit from the recognition of recoverable PIS and COFINS taxes, including accrued interest, within other revenues as a result of favorable court rulings and (ii) an accrual of $2.7 million for Imposto sobre Serviços (“ISS”), a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.
(4)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(5)Primarily includes a lease termination gain of $2.8 million.
(6)Adjustment for interest expense related to our convertible senior notes (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of our 2025 Notes in cash. The calculation of adjusted diluted earnings per share excludes the 2025 Notes interest adjustment.
(7)Amortization of debt discount related to the issuance of the 2025 Notes.

(8)Income tax effect of the adjustments for the periods presented. Also includes a $4.2 million adjustment during the thirteen weeks and fiscal year ended December 26, 2021 for the reduction of certain unrecognized tax benefits related to tax positions taken during a prior period.
(9)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio concept.
(10)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen weeks and fiscal year ended December 27, 2020. For adjusted diluted earnings per share, the calculation included dilutive shares of 476 and 228 related to stock-based compensation and outstanding warrants, respectively, for the thirteen weeks ended December 27, 2020. However, we excluded from our adjusted diluted shares outstanding calculation the dilutive impact of the convertible notes based on the bond hedge contracts in place that will deliver shares to offset the dilution.
(11)For fiscal year 2021, adjusted diluted weighted average common shares outstanding was calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire fiscal year. For the thirteen weeks and fiscal year ended December 26, 2021, adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 8,610 and 9,992 shares, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

Following is a summary of the financial statement line item classification of the Net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Franchise and other revenues	$—	$—	$(3,133)	$—
Food and beverage costs	—	3,703	—	11,048
Other restaurant operating	—	752	64,641	576
Depreciation and amortization	—	—	—	407
General and administrative	2,764	3,652	2,764	35,708
Provision for impaired assets and restaurant closings	—	10,043	—	76,449
Loss on extinguishment and modification of debt	—	—	2,073	—
Interest expense, net	—	2,489	—	6,275
Provision (benefit) for income taxes	(6,587)	(4,497)	(21,222)	(32,526)
Redemption of preferred stock in excess of carrying value	—	—	—	3,496
Net adjustments	$(3,823)	$16,142	$45,123	$101,433

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR
U.S. Segment	DECEMBER 26, 2021	DECEMBER 27, 2020	2021	2020
Income (loss) from operations	$109,561	$20,338	$443,887	$(1,630)
Operating income (loss) margin	11.7%	2.8%	11.8%	(0.1)%
Adjustments:
Severance	1,108	—	1,108	—
Royalty agreement termination (1)	—	—	61,880	—
COVID-19-related costs (2)	—	14,593	—	87,377
Asset impairments and closure costs (3)	—	—	—	(2,205)
Adjusted income from operations	$110,669	$34,931	$506,875	$83,542
Adjusted operating income margin	11.8%	4.8%	13.5%	2.9%

International Segment
Income (loss) from operations	$9,238	$4,730	$16,657	$(13,479)
Operating income (loss) margin	8.6%	5.9%	4.6%	(4.7)%
Adjustments:
Legal and other matters	—	—	(372)	—
COVID-19 related costs (2)	—	—	—	5,651
Adjusted income (loss) from operations	$9,238	$4,730	$16,285	$(7,828)
Adjusted operating income (loss) margin	8.6%	5.9%	4.5%	(2.7)%
_________________
(1)Payment made to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(2)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(3)Primarily includes a lease termination gain of $2.8 million.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	SEPTEMBER 26, 2021	OPENINGS	CLOSURES	DECEMBER 26, 2021
U.S.:
Outback Steakhouse
Company-owned	564	1	(1)	564
Franchised	130	—	—	130
Total	694	1	(1)	694
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	20	—	—	20
Total	219	—	—	219
Bonefish Grill
Company-owned	178	—	—	178
Franchised	7	—	—	7
Total	185	—	—	185
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Aussie Grill
Company-owned (1)	4	1	—	5
U.S. total	1,166	2	(1)	1,167
International:
Company-owned
Outback Steakhouse - Brazil (2)	113	9	—	122
Other (1)(3)	33	—	—	33
Franchised
Outback Steakhouse - South Korea (1)	77	1	—	78
Other (3)	54	3	(3)	54
International total	277	13	(3)	287
System-wide total	1,443	15	(4)	1,454
System-wide total - Company-owned	1,155	11	(1)	1,165
System-wide total - Franchised	288	4	(3)	289
____________________
(1)Restaurant counts as of September 26, 2021 have been adjusted to exclude off-premises only kitchens included in the table below.
(2)The restaurant counts for Brazil are reported as of August 31, 2021 and November 30, 2021, respectively, to correspond with the balance sheet dates of this subsidiary.
(3)International Company-owned Other and International Franchised Other included two and three Aussie Grill locations, respectively, as of December 26, 2021.

Number of kitchens (1):	SEPTEMBER 26, 2021	OPENINGS	CLOSURES	DECEMBER 26, 2021
U.S:
Company-owned	3	—	—	3
International:
Company-owned	1	—	—	1
Franchised - South Korea	37	3	—	40
System-wide total	41	3	—	44
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED			FISCAL YEAR
	DECEMBER 26, 2021		DECEMBER 27, 2020	2021		2020
	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020	COMPARABLE TO 2019	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020	COMPARABLE TO 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	2.5%	20.7%	(15.2)%	3.2%	24.2%	(16.9)%
Carrabba’s Italian Grill	10.3%	24.4%	(11.4)%	10.5%	32.2%	(16.4)%
Bonefish Grill	1.3%	39.0%	(27.1)%	(1.7)%	40.6%	(30.1)%
Fleming’s Prime Steakhouse & Wine Bar	20.3%	71.1%	(29.7)%	13.4%	60.9%	(29.5)%
Combined U.S.	5.3%	27.9%	(17.7)%	4.5%	30.5%	(19.9)%
International
Outback Steakhouse - Brazil (3)	8.5%	26.5%	(14.8)%	(12.0)%	28.7%	(31.4)%

Traffic:
U.S.
Outback Steakhouse	(4.5)%	13.6%	(16.1)%	(2.6)%	18.1%	(17.6)%
Carrabba’s Italian Grill	2.3%	17.9%	(13.2)%	6.4%	24.6%	(14.6)%
Bonefish Grill	(3.1)%	27.2%	(22.0)%	(2.0)%	24.3%	(20.0)%
Fleming’s Prime Steakhouse & Wine Bar	9.5%	51.7%	(27.8)%	3.8%	41.7%	(26.7)%
Combined U.S.	(2.5)%	17.0%	(16.6)%	(0.6)%	20.7%	(17.6)%
International
Outback Steakhouse - Brazil	9.5%	20.1%	(9.0)%	(3.6)%	23.5%	(21.5)%

Average check per person (4):
U.S.
Outback Steakhouse	7.0%	7.1%	0.9%	5.8%	6.1%	0.7%
Carrabba’s Italian Grill	8.0%	6.5%	1.8%	4.1%	7.6%	(1.8)%
Bonefish Grill	4.4%	11.8%	(5.1)%	0.3%	16.3%	(10.1)%
Fleming’s Prime Steakhouse & Wine Bar	10.8%	19.4%	(1.9)%	9.6%	19.2%	(2.8)%
Combined U.S.	7.8%	10.9%	(1.1)%	5.1%	9.8%	(2.3)%
International
Outback Steakhouse - Brazil	(1.8)%	6.1%	(5.9)%	(8.2)%	5.6%	(9.9)%
____________________
(1)Represents comparable restaurant sales, traffic and average check per person increases (decreases) relative to fiscal year 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
EBITDA RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FISCAL YEAR
(dollars in thousands)	DECEMBER 26, 2021	2021
Net income attributable to common stockholders	$60,699	$215,555
Provision for income taxes	1,557	26,384
Interest expense, net	13,751	57,614
Depreciation and amortization	40,799	163,391
EBITDA	$116,806	$462,944

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
FISCAL YEAR 2022 EBITDA OUTLOOK RECONCILIATION
(UNAUDITED)
FISCAL YEAR
(dollars in millions)	2022
Net income attributable to common stockholders	$226M to $236M
Provision for income taxes	$44M to $50M
Interest expense, net	$51M to $52M
Depreciation and amortization	$174M to $177M
EBITDA	$495M to $515M

SOURCE: Bloomin’ Brands, Inc.